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                                                                     EXHIBIT 5.1

                             MANNING, MARDER & WOLFE
                       707 WILSHIRE BOULEVARD, 45TH FLOOR
                          LOS ANGELES, CALIFORNIA 90017


                                 April 3, 1997

Flour City International, Inc.
915 Riverview Drive
Johnson City, Tennessee 37601

Ladies and Gentlemen:

         We have acted as counsel to Flour City International, Inc., a Nevada corporation (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken by the Company as contemplated in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"), relating to the sale of up to 2,300,000 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share. We have examined the Registration Statement. In addition, we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         We are members of the Bar of the State of California only and we express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Nevada as specifically referenced in this opinion.

         Based upon and subject to the foregoing, we hereby advise you that in our opinion the Shares have been duly authorized by the Company and, upon completion of the Company Proceedings and payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ Manning, Marder & Wolfe
                                       ----------------------------
                                       MANNING, MARDER & WOLFE